Exhibit 99.1

Lion Biotechnologies Announces Strategic Alliance with MD Anderson Cancer Center to Conduct Clinical Trials of TILs in Multiple Solid Tumors

SAN CARLOS, Calif. and HOUSTON – April 19, 2017 -- Lion Biotechnologies, Inc. (NASDAQ: LBIO), a biotechnology company developing novel cancer immunotherapies based on tumor-infiltrating lymphocyte (TIL) technology and The University of Texas MD Anderson Cancer Center, today announced a multi-year strategic alliance agreement involving multi-arm clinical trials to evaluate the safety and efficacy of TIL therapy in ovarian cancer, various sarcomas, and pancreatic cancer. In addition, preclinical research will explore the expansion of TIL in other rare tumor types.

In the clinical trials, TIL therapy will be evaluated in multiple solid tumor cancers using two different TIL manufacturing processes. The trials will be designed by the Lion and MD Anderson joint steering committee and conducted at MD Anderson. A related preclinical research collaboration will focus on the expansion of TIL from additional tumor types to identify new indications for future clinical research. Lion and MD Anderson will both have manufacturing responsibilities for production of TILs used in the planned cellular therapy trials.

“We are excited to form this strategic alliance with MD Anderson. Together, we expect to generate data that will support the pursuit of additional pipeline indications to complement our ongoing Lion-sponsored TIL clinical programs in metastatic melanoma, head and neck and cervical cancers,” said Maria Fardis, PhD, MBA, Lion Biotechnologies’ President and Chief Executive Officer. “This collaboration leverages Lion's strong expertise in TIL therapy and our expanding TIL manufacturing capacity, with MD Anderson's deep experience in developing novel methods for generating TIL and innovative clinical care in treating oncology patients with unmet needs.”

This TIL-based technology is yet another tool in MD Anderson’s ongoing efforts to provide new therapies for our patients,” said Amir Jazaeri, M.D., associate professor of Gyn/Onc and Reproductive Medicine at MD Anderson. “It is our hope that this area of study will further treatment options for multiple types of cancer.”

About Lion Biotechnologies, Inc.

Lion Biotechnologies, Inc. is a clinical-stage biotechnology company focused on the development of cancer immunotherapy products for the treatment of various cancers. The Company's lead product candidate is an adoptive cell therapy using tumor-infiltrating lymphocytes (TIL) for the treatment of patients with refractory metastatic melanoma. TIL therapy is also being evaluated in clinical trials at the National Cancer Institute, MD Anderson and Moffitt Cancer Center. For more information, please visit http://www.lionbio.com.

About MD Anderson

The University of Texas MD Anderson Cancer Center in Houston ranks as one of the world's most respected centers focused on cancer patient care, research, education and prevention. The institution’s sole mission is to end cancer for patients and their families around the world. MD Anderson is one of only 47 comprehensive cancer centers designated by the National Cancer Institute (NCI). MD Anderson is ranked No.1 for cancer care in U.S. News & World Report’s “Best Hospitals” survey. It has ranked as one of the nation’s top two hospitals since the survey began in 1990, and has ranked first for nine of the past 10 years. MD Anderson receives a cancer center support grant from the NCI of the National Institutes of Health (P30 CA016672).

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to a number of risks and uncertainties that are identified by terms such as “will,” “expect” or other words that convey uncertainty of future events or outcomes. Forward-looking statements include those regarding the ability of the Company and/or MD Anderson Cancer Center to complete the clinical trials, expectations regarding the data generated from the strategic alliance, the support the data will provide for other indications in the Company’s ongoing TIL program, the results from the clinical trials, and the other risks described in the Company's filings with the Securities and Exchange Commission, including without limitation in its most recently filed annual report on Form 10-K. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Media Relations Contact:

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inVentivHealth Public Relations

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MD Anderson Media Contact

Ron Gilmore

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